As filed with the Securities and Exchange Commission on March 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Arcus Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-3898435
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(510) 694-6200

(Address of Principal Executive Offices)

ARCUS BIOSCIENCES, INC. 2018 EQUITY INCENTIVE PLAN

ARCUS BIOSCIENCES, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN

(Full title of plan)

Terry Rosen, Ph.D.

Chief Executive Officer

Arcus Biosciences, Inc.

3928 Point Eden Way

Hayward, CA 94545

(Name and address of agent for service)

(510) 694-6200

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kenneth L. Guernsey

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2018 Equity Incentive Plan	1,781,517 (2)	$11.97 (3)	$21,324,758.49	$2,584.56
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan	445,379 (4)	$10.17 (5)	$4,529,504.43	$548.98
TOTAL	2,226,896		$25,854,262.92	$3,133.54

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Represents additional shares of common stock available for issuance under the Arcus Biosciences, Inc. 2018 Equity Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 1, 2019.

(4)	Represents additional shares of common stock available for issuance under the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 1, 2019, multiplied by 85%.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

Arcus Biosciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 1,781,517 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the Arcus Biosciences, Inc. 2018 Equity Incentive Plan, and (b) an additional 445,379 shares of its Common Stock issuable to eligible persons under the Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on March 16, 2018 (File No. 333-223746) (the “Prior Form S-8”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018;
(b)	the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2019; and
(c)

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38419), filed with the SEC on March 9, 2018, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Registrant.	10-Q	001-38419	3.1	5/9/2018

4.2	Amended and Restated Bylaws of Registrant.	10-Q	001-38419	3.2	5/9/2018

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (contained in the signature page hereto).					X

99.1	Arcus Biosciences, Inc. 2018 Equity Incentive Plan, including form agreements.	S-1/A	333-223086	10.3	3/5/2018

99.2	Arcus Biosciences, Inc. 2018 Employee Stock Purchase Plan.	S-1/A	333-223086	10.4	3/5/2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California on this 5th day of March, 2019.

ARCUS BIOSCIENCES, INC.

By:	/s/ Terry Rosen
Terry Rosen, Ph.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Terry Rosen, Ph.D. and Juan Carlos Jaen, Ph.D. and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Terry Rosen, Ph.D. Terry Rosen, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2019

/s/ Juan Carlos Jaen, Ph.D. Juan Carlos Jaen, Ph.D.	President and Director	March 5, 2019

/s/ Steven Chan Steven Chan	Principal Finance & Accounting Officer	March 5, 2019

/s/ David William Beier David William Beier	Director	March 5, 2019

/s/ Kathryn Falberg Kathryn Falberg	Director	March 5, 2019

/s/ Kristen Hege, M.D. Kristen Hege, M.D.	Director	March 5, 2019

/s/ Jennifer Jarrett Jennifer Jarrett	Director	March 5, 2019

/s/ Yasunori Kaneko, M.D. Yasunori Kaneko, M.D.	Director	March 5, 2019